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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Nabriva Therapeutics plc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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     October 1, 2018

Dear Nabriva Therapeutics plc Shareholder:

        You are cordially invited to our Extraordinary General Meeting of Shareholders (the "EGM") to be held on October 31, 2018, beginning at 3:00 p.m., Irish time (11:00 a.m., Eastern Time), at 25-28 North Wall Quay, Dublin 1, Ireland.

        We are holding the EGM in order to seek shareholder approval, in accordance with applicable rules of the Nasdaq Global Market, of the allotment and the issuance of our ordinary shares in settlement of potential milestone payment obligations that may become payable by us in the future to former security holders of Zavante Therapeutics, Inc. ("Zavante"), which we acquired on July 24, 2018, pursuant to our Agreement and Plan of Merger, dated as of July 23, 2018, with Zavante (the "Merger Agreement").

        Under the Merger Agreement, former Zavante security holders, in the aggregate and subject to the terms and conditions of the Merger Agreement, may be entitled to receive from us up to $97.5 million in milestone payments, of which $25.0 million would become payable upon the first approval of a new drug application from the U.S. Food and Drug Administration for fosfomycin for injection for any indication (the "Approval Milestone Payment") and an aggregate of up to $72.5 million would become payable upon the achievement of specified sales milestones (the "Net Sales Milestone Payments" and, together with the Approval Milestone Payment, the "Milestone Payments"). Subject to the approval of our shareholders at the EGM or otherwise, the Approval Milestone Payment will be settled in our ordinary shares and we will have the right to settle the Net Sales Milestone Payments in our ordinary shares, except as otherwise provided in the Merger Agreement. In the absence of obtaining the requisite shareholder approval, any Milestone Payments that become payable will be settled in cash.

        We are not seeking shareholder approval or ratification of our acquisition of Zavante (the "Acquisition") or the Merger Agreement because the Acquisition has been consummated and neither the issuance of the consideration paid at the closing of the Acquisition nor the performance of our future obligations under the Merger Agreement requires shareholder approval under the rules of the Nasdaq Global Market, Irish law or our memorandum and articles of association.

        The enclosed notice of the EGM sets forth the related proposal that will be presented at the EGM, which is described in more detail in the enclosed proxy statement. Our board of directors unanimously recommends that you vote "FOR" Proposal 1, as set forth in the proxy statement.

        We look forward to seeing you there.

Very truly yours,

Daniel Burgess
Chairman of the Board of Directors

        The enclosed proxy statement and proxy card were first made available to shareholders on or about October 1, 2018.

NABRIVA THERAPEUTICS PLC
25-28 North Wall Quay
Dublin 1, Ireland

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
to be held on Wednesday, October 31, 2018

        An Extraordinary General Meeting of Shareholders (the "EGM") of Nabriva Therapeutics plc, an Irish public limited company (the "Company"), will be held on October 31, 2018, beginning at 3:00 p.m., Irish time (11:00 a.m., Eastern Time), at 25-28 North Wall Quay, Dublin 1, Ireland, to consider and act upon the following matters:

          1.     To approve, in accordance with applicable rules of the Nasdaq Global Market, the allotment and issuance of our ordinary shares in settlement of potential milestone payment obligations that may become payable by us in the future to former security holders of Zavante Therapeutics, Inc. ("Zavante"), which we acquired on July 24, 2018, pursuant to our Agreement and Plan of Merger, dated as of July 23, 2018, with Zavante; and

          2.     To transact such other business as may properly come before the EGM or any adjournment or postponement thereof.

        Proposal 1 above is an ordinary resolution requiring a simple majority of the votes cast on the matter to be approved. The proposal is more fully described in this proxy statement.

        Shareholders of record at the close of business on September 17, 2018 will be entitled to notice of and to vote at the EGM or any adjournment or postponement thereof. With respect to Proposal 1, certain former Zavante security holders agreed to cause any ordinary shares received in connection with the closing of our acquisition of Zavante to abstain from voting on such proposal, and to vote any other of our ordinary shares held by them in favor of such proposal, pursuant to agreements they entered into in connection with the Merger Agreement.

By order of the Board of Directors,

Daniel Burgess Chairman of the Board of Directors
Dublin, Ireland October 1, 2018

        YOU MAY OBTAIN ADMISSION TO THE EGM BY IDENTIFYING YOURSELF AT THE EGM AS A SHAREHOLDER AS OF THE RECORD DATE. IF YOU ARE A RECORD OWNER, POSSESSION OF A COPY OF A PROXY CARD WILL BE ADEQUATE IDENTIFICATION. IF YOU ARE A BENEFICIAL (BUT NOT RECORD) OWNER, A COPY OF AN ACCOUNT STATEMENT FROM YOUR BANK, BROKER OR OTHER NOMINEE SHOWING SHARES HELD FOR YOUR BENEFIT ON SEPTEMBER 17, 2018 WILL BE ADEQUATE IDENTIFICATION.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE EGM, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO HELP ENSURE REPRESENTATION OF YOUR SHARES AT THE EGM. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY SUBMIT YOUR VOTE VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD.

        A SHAREHOLDER ENTITLED TO ATTEND AND VOTE AT THE EGM IS ENTITLED, USING THE PROXY CARD PROVIDED, TO APPOINT ONE OR MORE PROXIES TO ATTEND, SPEAK AND VOTE INSTEAD OF HIM OR HER AT THE EGM. A PROXY NEED NOT BE A SHAREHOLDER OF RECORD.

Information about the EGM and Voting	1
Purpose of the EGM	1
Acquisition of Zavante	1
Need for Shareholder Approval	3
Certain Effects of the Proposal	4
Board's Recommendation	4
How to Vote Your Shares	4
How to Change Your Vote	5
Shares Held in Street Name	6
Votes Required; Broker Non-Votes; No Dissenters' Rights	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
MATTER TO BE VOTED ON	9
PROPOSAL 1: TO APPROVE, IN ACCORDANCE WITH APPLICABLE RULES OF THE NASDAQ GLOBAL MARKET, THE ALLOTMENT AND ISSUANCE OF OUR ORDINARY SHARES IN SETTLEMENT OF POTENTIAL MILESTONE PAYMENT OBLIGATIONS THAT MAY BECOME PAYABLE BY US IN THE FUTURE TO FORMER SECURITY HOLDERS OF ZAVANTE THERAPEUTICS, INC., WHICH WE ACQUIRED ON JULY 24, 2018, PURSUANT TO OUR AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 23, 2018, WITH ZAVANTE	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
OTHER MATTERS	18
Solicitation of Proxies	18
Householding of Annual and Extraordinary Meeting Materials	18
Deadline for Submission of Shareholder Proposals for 2019 Annual Meeting of Shareholders	18
Where You Can Find More Information	18
Incorporation by Reference	19
Important Notice of the Internet Availability of Proxy Materials for the Extraordinary General Meeting	19

NABRIVA THERAPEUTICS PLC
25-28 North Wall Quay
Dublin 1, Ireland

PROXY STATEMENT FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, OCTOBER 31, 2018

Important Notice Regarding the Availability of Proxy Materials
for the Extraordinary General Meeting of Shareholders
to be held on October 31, 2018

This proxy statement, our 2017 annual report to shareholders, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Current Report on Form 8-K relating to the Zavante Acquisition dated July 25, 2018, as amended on September 10, 2018, are available at www.envisionreports.com/nbrv for viewing, downloading and printing.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Current Report on Form 8-K relating to the Zavante Acquisition dated July 25, 2018, as amended on September 10, 2018, as filed with the Securities and Exchange Commission ("SEC"), will be furnished without charge to any shareholder upon written or oral request to Nabriva Therapeutics plc, 25-28 North Wall Quay, Dublin 1, Ireland, Attention: Secretary, Telephone: (610) 816-6640.

Information about the EGM and Voting

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the "board of directors" or the "board") of Nabriva Therapeutics plc (the "Company," "Nabriva," "we" or "us") for use at the Extraordinary General Meeting of Shareholders (the "EGM") to be held on October 31, 2018, beginning at 3:00 p.m., Irish time (11:00 a.m., Eastern Time), at 25-28 North Wall Quay, Dublin 1, Ireland, and at any adjournment or postponement thereof.

        On September 17, 2018, the record date for the determination of shareholders entitled to vote at the EGM, there were outstanding and entitled to vote an aggregate of 66,484,159 of our ordinary shares, par value $0.01 per share ("ordinary shares"). Each ordinary share entitles the record holder thereof to one vote on each of the matters to be voted on at the EGM. With respect to Proposal 1, certain former security holders of Zavante Therapeutics, Inc. ("Zavante") agreed to cause any ordinary shares received in connection with the closing of our acquisition of Zavante (the "Acquisition") to abstain from voting on such proposal, and to vote any other of our ordinary shares held by them in favor of such proposal, pursuant to agreements they entered into in connection with the Agreement and Plan of Merger, dated as of July 23, 2018, with Zavante (the "Merger Agreement").

Purpose of the EGM

        We are calling the EGM to seek shareholder approval, in accordance with the applicable rules of the Nasdaq Global Market, of the issuance of our ordinary shares in settlement of potential milestone payment obligations that may become payable in the future to former Zavante security holders pursuant to the Merger Agreement and to address any other matters that may properly come before the meeting.

Acquisition of Zavante

        We are providing below a summary of the key terms of the Acquisition that we believe are helpful to a voting decision with respect to the issuance of our ordinary shares in settlement of potential milestone payment obligations that may become payable in the future to former security holders of

Zavante pursuant to the Merger Agreement. The below summary highlights selected information contained in this proxy statement and may not contain all of the information that is important to you and does not contain a summary of all material terms of the Acquisition. We urge you to read this entire proxy statement carefully, including the documents incorporated by reference in this proxy statement, before voting. For more information regarding the Acquisition in particular, see "Matter to be Voted On—Proposal 1—Acquisition of Zavante" and our Current Report on Form 8-K dated July 25, 2018, as amended on September 10, 2018.

        We are not seeking shareholder approval or ratification of the Acquisition or the Merger Agreement because the Acquisition has been consummated and neither the issuance of the consideration paid at the closing of the Acquisition nor the performance of our future obligations under the Merger Agreement requires shareholder approval under the rules of the Nasdaq Global Market, Irish law or our memorandum and articles of association. There are no "dissenters" or "appraisal" rights available to our shareholders in connection with Proposal 1.

        Merger.    On July 23, 2018, we and our newly formed, direct wholly owned subsidiaries, Zuperbug Merger Sub I, Inc. ("Merger Sub I"), and Zuperbug Merger Sub II, Inc. ("Merger Sub II"), entered into the Merger Agreement with Zavante and Cam Gallagher, solely in his capacity as representative of the former Zavante security holders in connection with the Merger Agreement, pursuant to which on July 24, 2018, Merger Sub I merged with and into Zavante with Zavante surviving such merger and becoming a wholly owned subsidiary of Nabriva, and Zavante thereafter on such date merged with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly owned subsidiary of Nabriva and assuming the name Zavante Therapeutics, Inc. The Acquisition was completed on July 24, 2018.

        Upfront Consideration.    In connection with the closing of the Acquisition, we issued 7,336,906 of our ordinary shares to former Zavante security holders, which together with the 815,186 ordinary shares that are issuable pending satisfaction of indemnification and other obligations of the former Zavante security holders (the "Holdback Shares") constituted approximately 19.9% of our ordinary shares outstanding as of immediately prior to completion of the Acquisition (the "Upfront Shares").

        Milestones.    Pursuant to the Merger Agreement, former Zavante security holders, in the aggregate and subject to the terms and conditions of the Merger Agreement, will also be entitled to receive from Nabriva up to $97.5 million in milestone payments, of which $25.0 million would become payable upon the first approval of a new drug application from the U.S. Food and Drug Administration (the "FDA"), for fosfomycin for injection for any indication (the "Approval Milestone Payment"), and an aggregate of up to $72.5 million would become payable upon the achievement of specified sales milestones (the "Net Sales Milestone Payments" and together with the Approval Milestone Payment, the "Milestone Payments").

        Subject to approval of our shareholders of the issuance of our ordinary shares in settlement of our Milestone Payment obligations in accordance with applicable rules of the Nasdaq Global Market (the "Milestone Share Approval"), the Approval Milestone Payment will be settled in our ordinary shares and we will have the right to settle the Net Sales Milestone Payments in our ordinary shares, except as otherwise provided in the Merger Agreement. The actual number of ordinary shares that may become issuable as Milestone Payments will depend on multiple factors, including the milestones that may be actually achieved, the amount of the corresponding Milestone Payments that we elect to pay in ordinary shares pursuant to the terms of the Merger Agreement, and the market price of our ordinary shares at the time that we may pay the corresponding Milestone Payment. For more information regarding the consequences of the shareholder approval and issuance of additional ordinary shares in connection with the Milestone Payments, see "Matter to be Voted On—Proposal 1—Certain Effects of the Proposal". In the absence of obtaining the Milestone Share Approval, any Milestone Payments that become payable will be settled in cash.

        We have agreed in the Merger Agreement to use commercially reasonable efforts after the closing to obtain the Milestone Share Approval and to call a meeting of our shareholders no later than December 31, 2018 for such purpose. Your vote will determine whether we will have the ability to settle any Milestone Payments that may become payable in the future in our ordinary shares (or whether we will instead be required to settle all Milestone Payments in cash).

        Registration Rights.    The Upfront Shares issued at the closing of the Acquisition were, and the Holdback Shares and any other Nabriva ordinary shares that may become issuable in the future under the Merger Agreement will be, issued in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and/or Regulation D thereunder. We agreed in the Merger Agreement to provide registration rights with respect to the registration for resale of any of our ordinary shares that may be issued in satisfaction of our Milestone Payment obligations under the Merger Agreement. Former Zavante security holders who do not comply with specified procedural requirements set forth in the Merger Agreement, and former holders of Zavante options and warrants, will receive cash in lieu of any of our ordinary shares that otherwise would be issuable to them pursuant to the Merger Agreement.

        Voting and Support Agreements.    In connection with the Acquisition, former Zavante security holders agreed to cause any Upfront Shares received by them to abstain from voting on the Milestone Share Approval and to vote any other of our ordinary shares held by them in favor of the Milestone Share Approval. Therefore, 7,336,906 ordinary shares that were issued to former Zavante security holders at the closing of the Acquisition will abstain from voting on the Milestone Share Approval and 2,740,166 other ordinary shares that are held by such security holders as of September 17, 2018 will be obligated to vote in favor of the Milestone Share Approval. For more information regarding these agreements, see "Matter to be Voted On—Proposal 1—Interests of Certain Persons—Receipt of Shares by Former Zavante Security Holders".

Need for Shareholder Approval

        Our ordinary shares are listed on the Nasdaq Global Market, and we are subject to the Nasdaq Listing Rules. Although we were not required to obtain shareholder approval in connection with the issuance of the Upfront Shares in connection with the closing of the Acquisition, since such ordinary shares constituted less than 20% of our outstanding ordinary shares, we are required under Nasdaq Listing Rule 5635(a) to seek shareholder approval for the issuance of any ordinary shares in settlement of potential Milestone Payment obligations that may become payable by us in the future pursuant to the Merger Agreement as further described below.

        Nasdsaq Listing Rule 5635(a) requires shareholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company, including pursuant to an "earn-out" or similar provision, where due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) constitutes voting power equal to or in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be equal to or in excess of 20% of the outstanding common stock prior to the issuance. The ordinary shares we issued as upfront consideration in connection with the closing of the Acquisition, together with the Holdback Shares that may become issuable, constituted approximately 19.9% of our outstanding ordinary shares as of immediately prior to the closing of the Acquisition. The issuance of additional ordinary shares to former Zavante security holders in connection with the Milestone Payments would be aggregated with the Upfront Shares for purposes of Nasdaq Listing Rule 5635(a). Accordingly, issuing additional ordinary shares as Milestone Payments would result in the aggregate number of ordinary shares issued by us in connection with the Acquisition exceeding 20% of our total shares outstanding immediately prior to the Acquisition. Therefore, we are requesting shareholder approval for Proposal 1 to ensure that we have shareholder approval to allot and issue ordinary shares in connection with the potential future Milestone Payments under the Merger Agreement. To the extent the Milestones are achieved and we settle the corresponding Milestone Payments in ordinary shares, the ordinary shares would be valued pursuant to a formula based on the then-market price of our ordinary shares. For more information regarding the Milestone Payments, see "Matter to be Voted On—Proposal 1—The Acquisition".

Certain Effects of the Proposal

        If we do not obtain shareholder approval of Proposal 1 to allot and issue our ordinary shares in settlement of potential Milestone Payment obligations that may become payable by us in the future pursuant to the Merger Agreement, we would not be able to settle Milestone Payments that become payable in our ordinary shares and would be required to settle them in cash.

        We have agreed in the Merger Agreement to use commercially reasonable efforts after the closing to obtain the Milestone Share Approval and to call a meeting of our shareholders no later than December 31, 2018 for such purpose. In the event Proposal 1 is not approved, we may solicit the Milestone Shareholder Approval at a future annual or extraordinary meeting of our shareholders.

        If shareholder approval of Proposal 1 is obtained to allot and issue ordinary shares in settlement of our potential Milestone Payment obligations and (i) assuming all $97.5 million of Milestone Payments were to become payable and we elected to pay all Net Sales Milestone Payments in ordinary shares in addition to our obligation to pay the Approval Milestone Payment in ordinary shares, and (ii) further assuming that our ordinary shares are valued at $2.54 per share, which is equal to the closing price of our ordinary shares on August 31, 2018, then we would issue to the former security holders of Zavante (except with respect to former Zavante security holders who do not comply with specified procedural requirements set forth in the Merger Agreement and former holders of Zavante options and warrants, to whom we would pay cash) in connection with such Milestone Payments an aggregate of 38,385,826 ordinary shares, or approximately 57.7% of our outstanding shares as of August 31, 2018. The actual number of ordinary shares that may become issuable as Milestone Payments will depend on multiple factors, including the milestones that may be actually achieved, the amount of the corresponding Milestone Payments that we elect to pay in our ordinary shares pursuant to the terms of the Merger Agreement, and the value ascribed to our ordinary shares under the Merger Agreement at the time that we may pay the corresponding Milestone Payment. For purposes of the Milestone Payments, our ordinary shares would be valued pursuant to a formula based on the then-market price of our ordinary shares, as described described in more detail in this proxy statement under the heading "Matter to be Voted On—Proposal 1—Certain Effects of the Proposal". While we believe that having the ability to settle Milestone Payment obligations in ordinary shares offers benefits to Nabriva and our shareholders, including conservation of cash, the settlement of Milestone Payment obligations in ordinary shares may cause substantial dilution to the equity interest of our shareholders at the time of any such payment.

Board's Recommendation

        Our board of directors recommends that you vote "FOR" the approval of Proposal 1.

How to Vote Your Shares

        Your vote is important no matter how many shares you own.    Please take the time to vote. Take a moment to read the instructions below. Choose the way to vote that is easiest and most convenient for you, and cast your vote as soon as possible.

        If you are the "record holder" of your shares, meaning that you own your shares in your own name and not through a bank, broker or other nominee, you may vote in one of four ways:

          (1)    You may vote over the Internet.    You may vote your shares by following the "Vote by Internet" instructions on the enclosed proxy card. If you vote over the Internet, you do not need to vote by telephone or complete and mail your proxy card. The internet voting facilities for eligible shareholders of record will close at 6:00 a.m., Irish time (2:00 a.m., Eastern Time), the day of the EGM.

          (2)    You may vote by telephone.    You may vote your shares by following the "Vote by Phone" instructions on the enclosed proxy card. If you vote by telephone, you do not need to vote over the Internet or complete and mail your proxy card. If you vote by telephone, your use of that telephone system, and specifically the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act of 2014, of each of Gary Sender and Robert Crotty as your proxy to vote your shares on your behalf in accordance with your telephone instructions. The telephone voting facilities for eligible shareholders of record will close at 6:00 a.m., Irish time (2:00 a.m., Eastern Time), the day of the EGM.

          (3)    You may vote by mail.    You may vote by completing, dating and signing the proxy card delivered with this proxy statement and promptly mailing it in the enclosed postage-paid envelope. If you vote by mail, you do not need to vote over the Internet or by telephone. We must receive the completed proxy card by 12:00 p.m., Irish time (8:00 a.m., Eastern Time), on the day of the EGM.

          (4)    You may vote in person.    If you attend the EGM, you may vote by delivering your completed proxy card in person or you may vote by completing a ballot at the EGM. Ballots will be available at the EGM.

        All proxies that are executed and delivered by mail or in person, or are otherwise submitted over the Internet or by telephone will be voted on the matters set forth in the accompanying Notice of Extraordinary General Meeting of Shareholders in accordance with the shareholders' instructions. However, if no choice is specified on a proxy as to the proposal, the proxy will be voted in accordance with the board of directors' recommendation on the proposal as set forth in this proxy statement. All proxies will be forwarded to the Company's registered office electronically.

How to Change Your Vote

        After you have submitted a proxy, you may still change your vote and revoke your proxy prior to the EGM by doing any one of the following things:

  •
  submitting a new proxy by following the "Vote by Internet" or "Vote by Phone" instructions on the enclosed proxy card at a date later than your previous vote but prior to the voting deadline (which is 6:00 a.m., Irish time (2:00 a.m., Eastern Time), the day of the EGM);

  •
  signing another proxy card and either arranging for delivery of that proxy card by mail prior to the start of the EGM, or by delivering that signed proxy card in person at the EGM;

  •
  giving our Secretary a written notice before or at the EGM that you want to revoke your proxy; or

  •
  voting in person at the EGM.

        Your attendance at the EGM alone will not revoke your proxy.

Shares Held in Street Name

        If the shares you own are held in "street name" by a bank, broker or other nominee record holder, which we collectively refer to in this proxy statement as "brokerage firms," your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. To vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which, if available, would be provided by your brokerage firm on the voting instruction form that it delivers to you. Because most brokerage firms are member organizations of the New York Stock Exchange, or NYSE, the rules of the NYSE will likely govern how your brokerage firm would be permitted to vote your shares in the absence of instruction from you. Under the current rules of the NYSE, if you do not give instructions to your brokerage firm, it will still be able to vote your shares with respect to certain "discretionary" items, but will not be allowed to vote your shares with respect to certain "non-discretionary" items. Proposal 1 is a "non-discretionary" item, meaning that if you do not instruct your brokerage firm on how to vote with respect to Proposal 1, your brokerage firm will not vote with respect to the proposal and your shares will be counted as "broker non-votes." "Broker non-votes" are shares that are held in "street name" by a brokerage firm that indicates on its proxy that it does not have or did not exercise discretionary authority to vote on a particular matter.

        If your shares are held in street name, you must bring an account statement from your brokerage firm showing that you are the beneficial owner of the shares as of the record date (September 17, 2018) to be admitted to the EGM. To be able to vote your shares held in street name at the EGM, you will need to obtain a proxy card from the holder of record.

Vote Required; Broker Non-Votes; No Dissenters' Rights

        The holders of a majority of our ordinary shares issued and outstanding and entitled to vote at the EGM will constitute a quorum for the transaction of business at the EGM. Ordinary shares represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum is present at the EGM. The affirmative vote of the holders of our ordinary shares representing a majority of the votes cast on the matter and voting affirmatively or negatively is required for the approval of Proposal 1.

        Shares that abstain from voting as to a particular matter and shares held in "street name" by brokerage firms who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be counted as votes in favor of such matter, and will also not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on Proposal 1.

        Holders of our ordinary shares will not have any dissenters' rights of appraisal in connection with Proposal 1 to be voted on at the EGM. In addition, certain former Zavante security holders agreed to cause any of our ordinary shares received in connection with closing of the Acquisition to abstain from voting on Proposal 1, and to vote any other of our ordinary shares held by them in favor of such proposal, pursuant to agreements they entered into in connection with the Merger Agreement. The shares that will abstain from voting on Proposal 1 will be included in determination of the quorum at the EGM.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this proxy statement, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words "anticipate, "around" "believe," "estimate," "expect," "intend," "may," "plan," "predict," "project," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The forward-looking statements in this report include, among other things, statements about:

  •
  our expectations with respect to the potential financial impact, synergies, growth prospects and benefits of the Acquisition, including the potential realization of the expected benefits from the Acquisition;

  •
  our expectations with respect to milestone payments pursuant to the Merger Agreement and expectations with respect to potential advantages of CONTEPO or any other product candidate that we acquired in connection with the Acquisition;

  •
  the anticipated and unanticipated costs, fees, expenses and liabilities related to the Acquisition;

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  our ability to successfully integrate Zavante's business into our business;

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  our expectations regarding how far into the future our cash on hand will fund our ongoing operations;

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  whether results of Zavante's pivotal ZTI-01 Efficacy and Safety Study will be indicative of results for any ongoing or future clinical trials and studies of CONTEPO;

  •
  the timing of and our ability to submit applications for and obtain and maintain marketing approval of lefamulin, CONTEPO and other product candidates, including the completion of any post-marketing requirements with respect to any marketing approval we may obtain;

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  the potential receipt of revenues from future sales of lefamulin or CONTEPO;

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  our plans to pursue development of lefamulin for additional indications other than community-acquired bacterial pneumonia, or CABP, and of CONTEPO for additional indications other than in complicated urinary tract infections, or cUTIs;

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  our plans to pursue research and development of other product candidates;

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  our ability to establish and maintain arrangements for manufacture of our product candidates;

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  our sales, marketing and distribution capabilities and strategy;

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  our ability to successfully commercialize lefamulin, CONTEPO and our other product candidates;

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  the potential advantages of lefamulin, CONTEPO and our other product candidates;

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  our estimates regarding the market opportunities for lefamulin, CONTEPO and our other product candidates;

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  the rate and degree of market acceptance and clinical benefit of lefamulin for CABP, CONTEPO for cUTI and our other product candidates;

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  our ability to establish and maintain collaborations;

  •
  the future development or commercialization of lefamulin in the greater China region;

  •
  the potential benefits under our license agreement with Sinovant Sciences, Ltd.;

  •
  our ability to acquire or in-license additional products, product candidates and technologies;

  •
  our future intellectual property position;

  •
  our estimates regarding future expense, capital requirements and needs for additional financing;

  •
  our ability to effectively manage our anticipated growth;

  •
  our ability to maintain the level of our expenses consistent with our internal budgets and forecasts;

  •
  the demand for securities of pharmaceutical and biotechnology companies in general and our ordinary shares in particular;

  •
  competitive factors;

  •
  compliance with current or prospective governmental regulation;

  •
  general economic and market conditions;

  •
  our ability to attract and retain qualified employees and key personnel;

  •
  our business and business relationships, including with employees and suppliers, following the Acquisition;

  •
  our ability to satisfy milestone, royalty and transaction revenue payments pursuant to the Stock Purchase Agreement between Zavante and SG Pharmaceuticals, Inc.; and

  •
  other risks and uncertainties, including those described in the "Risk Factors" section of our Form 10-Q for the quarterly period ended June 30, 2018.

        We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

        You should refer to the "Risk Factors" section of our Form 10-Q for the quarterly period ended June 30, 2018, for a discussion of important factors that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. We do not assume any obligation to update any forward-looking statements, except as required by applicable law.

 MATTER TO BE VOTED ON

PROPOSAL 1: TO APPROVE, IN ACCORDANCE WITH APPLICABLE RULES OF THE NASDAQ GLOBAL MARKET, THE ALLOTMENT AND ISSUANCE OF OUR ORDINARY SHARES IN SETTLEMENT OF POTENTIAL MILESTONE PAYMENT OBLIGATIONS THAT MAY BECOME PAYABLE BY US IN THE FUTURE TO FORMER SECURITY HOLDERS OF ZAVANTE THERAPEUTICS, INC., WHICH WE ACQUIRED ON JULY 24, 2018, PURSUANT TO OUR AGREEMENT AND PLAN OF MERGER, DATED AS OF JULY 23, 2018, WITH ZAVANTE

Background of the Proposal

        We completed the Acquisition on July 24, 2018. The terms of the Acquisition require us to pay Milestone Payments to the former Zavante security holders upon achievement of certain regulatory and sales milestones after the closing of the Acquisition. We are submitting this Proposal 1 to you in order to obtain the requisite shareholder authorization in accordance with applicable rules of the Nasdaq Global Market so that we may make the Approval Milestone Payment and the Net Sales Milestone Payments in our ordinary shares, as more fully described below.

        Although the proposal to approve, in accordance with applicable rules of the Nasdaq Global Market, the issuance of our ordinary shares in settlement of potential Milestone Payment obligations that may become payable by us in the future to the former Zavante security holders, pursuant to the Merger Agreement, is related to the Acquisition, we are not seeking shareholder approval or ratification of the Acquisition or the Merger Agreement because the Acquisition has been consummated and neither the issuance of the consideration paid at the closing of the Acquisition nor the performance of our future obligations under the Merger Agreement requires shareholder approval under the rules of the Nasdaq Global Market, Irish law or our memorandum and articles of association. Your vote only relates to whether any Milestone Payments that may become due in the future would be settled only in cash, or whether we would be able to settle them in our ordinary shares to the extent permitted under the terms of the Merger Agreement.

        Prior to the Acquisition, Zavante was a privately held late clinical stage biopharmaceutical company focused on developing novel therapies to improve the outcomes of hospitalized patients. Zavante's lead product candidate is CONTEPO (fosfomycin for injection). See our Current Report on Form 8-K, dated July 25, 2018, which is incorporated herein by reference, for further information regarding Zavante.

Acquisition of Zavante

        As previously disclosed, on July 23, 2018, we and our newly formed, direct wholly owned subsidiaries, Merger Sub I and Merger Sub II, entered into the Merger Agreement with Zavante and Cam Gallagher, solely in his capacity as representative of the former Zavante security holders in connection with the Merger Agreement, pursuant to which on July 24, 2018, Merger Sub I merged with and into Zavante with Zavante surviving such merger and becoming a wholly owned subsidiary of the Company, and Zavante thereafter on such date merged with and into Merger Sub II, with Merger Sub II surviving the merger as a wholly owned subsidiary of the Company and assuming the name Zavante Therapeutics, Inc. The Acquisition was completed on July 24, 2018.

        Upon the closing of the Acquisition, we issued 7,336,906 ordinary shares to former Zavante security holders, which together with the 815,186 Holdback Shares that are issuable pending satisfaction of indemnification and other obligations of the former Zavante security holders constituted approximately 19.9% of our ordinary shares outstanding as of immediately prior to the closing of the Acquisition.

        Pursuant to the Merger Agreement, former Zavante security holders, in the aggregate and subject to the terms and conditions of the Merger Agreement, will also be entitled to receive from us up to

$97.5 million in milestone payments, of which the Approval Milestone Payment would become payable upon the occurrence of the Approval Milestone and the Net Sales Milestone Payments would become payable upon the achievement of the Net Sales Milestones.

        Subject to the Milestone Share Approval, the Approval Milestone Payment will be settled in our ordinary shares and we will have the right to settle the Net Sales Milestone Payments in our ordinary shares, except as otherwise provided in the Merger Agreement. In the absence of obtaining the Milestone Share Approval, the Milestone Payments will be settled in cash. We agreed to use commercially reasonable efforts after the closing of the Acquisition to obtain the Milestone Share Approval and to call a meeting of our shareholders no later than December 31, 2018 for such purpose.

        Subject to the terms of the Merger Agreement, the Holdback Shares, constituting 10% of the Upfront Shares, will serve as a source for the satisfaction of indemnification and other obligations of the former Zavante security holders and, subject to reduction in respect of these obligations, will be issued to the former Zavante security holders following the first anniversary of the closing of the Acquisition. We are not seeking shareholder approval for the issuance of the Holdback Shares as such approval is not required, since the Holdback Shares and the Upfront Shares issued at the closing of the Acquisition together total 19.9% of our ordinary shares outstanding as of immediately prior to the closing.

        The Upfront Shares issued at closing were, and the Holdback Shares and any other of our ordinary shares that may become issuable in the future under the Merger Agreement will be, issued in reliance on the exemption from registration provided under Section 4(a)(2) of the Securities Act and/or Regulation D thereunder. We agreed in the Merger Agreement to provide registration rights with respect to the registration for resale of any ordinary shares that may be issued in satisfaction of our Milestone Payment obligations under the Merger Agreement. Former Zavante security holders who do not comply with specified procedural requirements set forth in the Merger Agreement, and former holders of Zavante options and warrants, will receive cash in lieu of any ordinary shares that otherwise would be issuable to them pursuant to the Merger Agreement.

        The Acquisition was intended by the parties, and was accordingly structured, to be treated for U.S. federal income tax purposes as an integrated transaction meeting the requirements for a reorganization set forth in Section 368(a) of the Code. If the Acquisition is so treated and certain other requirements are satisfied, the parties anticipate that holders of our ordinary shares should not experience adverse U.S. federal income tax consequences as a result of the Acquisition or their participation therein. We believe that holders of our ordinary shares who did not participate in the Acquisition will not experience any U.S. federal income tax consequences as a result of the Acquisition. However, no assurances can be given that these intended results will in fact be achieved, and neither party sought or intends to seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the U.S. federal income tax treatment or consequences of the Acquisition.

        We accounted for the Acquisition as an asset acquisition as the arrangement did not meet the definition of a business pursuant to the guidance prescribed in ASC Topic 805, Business Combinations. We concluded Acquisition did not meet the definition of a business because the transaction principally resulted in the acquisition of the exclusive rights to intravenous fosfomycin in the United States, which is a single identifiable asset in accordance with ASC Topic 805. We did not acquire tangible assets, processes, protocols, operating systems or the minimum required inputs and processes necessary to be a business.

        We expensed the acquired intellectual property as of the acquisition date on the basis that the cost of intangible assets purchased from others for use in research and development activities, and that have no alternative future uses, are expensed at the time the costs are incurred. We recorded $25.2 million, the fair value of the ordinary shares issued in connection with the Closing less the tangible net assets acquired, as in-process research and development expense.

        We were also not required to obtain any approvals or clearances from any federal or state regulatory authorities in the United States or other countries to consummate the Acquisition.

        Our purpose and reasons for undertaking the Acquisition was to bolster our position in developing new anti-infectives that address critical areas of unmet medical need, including antibiotic resistance. The board of directors unanimously approved the Acquisition.

Certain Effects of the Proposal

        If we do not obtain shareholder approval to allot and issue our ordinary shares in settlement of potential Milestone Payment obligations that may become payable by us in the future pursuant to the Merger Agreement, we would not be able to settle Milestone Payments that become payable in our ordinary shares and would be required to settle them in cash.

        We have agreed in the Merger Agreement to use commercially reasonable efforts after the closing to obtain the Milestone Share Approval and to call a meeting of our shareholders no later than December 31, 2018 for such purpose. In the event Proposal 1 is not approved, we may solicit the Milestone Shareholder Approval at a future annual or extraordinary meeting of our shareholders.

        If shareholder approval is obtained to allot and issue ordinary shares in connection with Milestone Payments and (i) assuming all $97.5 million of Milestone Payments were to become payable and we elected to pay all Net Sales Milestone Payments in ordinary shares in addition to our obligation to pay the Approval Milestone Payment in ordinary shares, and (ii) further assuming that our ordinary shares are valued at $2.54 per share, which is equal to the closing price of our ordinary shares on August 31, 2018, then we would issue to the former security holders of Zavante (except with respect to former Zavante security holders who do not comply with specified procedural requirements set forth in the Merger Agreement and former holders of Zavante options and warrants, to whom we would pay cash) in connection with such Milestone Payments an aggregate of 38,385,826 ordinary shares, or approximately 57.7% of our outstanding shares as of August 31, 2018. The actual number of ordinary shares that may become issuable as Milestone Payments will depend on multiple factors, including the milestones that may be actually achieved, the amount of the corresponding Milestone Payments that we elect to pay in our ordinary shares pursuant to the terms of the Merger Agreement, and value ascribed to our ordinary shares under the Merger Agreement at the time that we may pay the corresponding Milestone Payment. For purposes of the Milestone Payments, our ordinary shares will be valued at the volume weighted average price of our ordinary shares over the twenty (20) trading day period ending three (3) trading days prior to the date of issuance of such shares, as reported by Bloomberg, provided that in the case of the Approval Milestone Payment, the applicable period for measuring the volume weighted average price of our ordinary shares will instead be the twenty (20) trading-day period commencing on the tenth (10th) trading day prior to public announcement of the achievement of the Approval Milestone.

        The table below shows the beneficial ownership of the former Zavante security holders of our ordinary shares as of August 31, 2018 and the pro forma ownership of the former Zavante security holders of our ordinary shares assuming all Milestone Payments eligible to be made in our ordinary shares are settled in our ordinary shares at a price of $2.54 per share, the closing price of our ordinary shares on August 31, 2018, and assuming no other issuances of ordinary shares to any shareholders for any purpose have occurred and no sale or other disposition of any ordinary shares by any of the former Zavante security holders have occurred.

Description	Shares Acquired in Connection with the Acquisition by Former Zavante Security Holders	Approximate Percentage Acquired by Former Zavante Security Holders in Connection with the Acquisition	Aggregate Shares Held by Former Zavante Security Holders		Approximate Percentage Held by Former Zavante Security Holders in Aggregate
Actual Ownership as of August 31, 2018	7,336,906	11.04%	10,077,072	(1)	15.16%
Pro Forma Ownership Following:
Holdback Shares	8,152,092	12.11%	10,892,258		16.18%
Approval Milestone	17,994,611	23.33%	20,734,777		26.88%
Net Sales Milestones, in Aggregate	46,537,918	44.03%	49,278,084		46.63%

(1)
Includes 7,336,906 of our ordinary shares received in connection with the closing of the Acquisition and 2,740,166 shares subsequently acquired outside of the Acquisition as reported by such security holders in filings filed with the SEC pursuant to requirements of Sections 13(d) and (g) of the Exchange Act.

        While we believe that having the ability to settle Milestone Payment obligations in ordinary shares offers benefits to us and our shareholders, including conservation of cash, the settlement of Milestone Payment obligations in ordinary shares would increase former Zavante security holders' percentage ownership of Nabriva and would increase the number of ordinary shares outstanding, which may cause substantial dilution to the equity interest of our current shareholders. In addition, we are obligated under the Merger Agreement to provide registration rights with respect to the registration for resale of any additional ordinary shares that may become issuable upon the achievement of any Milestones. Even if such ordinary shares are not registered, former Zavante shareholders may be able to sell such shares pursuant to an exemption from registration. The sale or resale of our ordinary shares in the public market, or the market's expectation of such sales, may result in an immediate and substantial decline in our stock price.

Interests of Certain Persons

Appointment of Theodore Schroeder as Chief Executive Officer and Director

        In connection with the signing of the Merger Agreement, on July 23, 2018, Nabriva Therapeutics US, Inc. ("Nabriva US") entered into an Employment Agreement with Theodore Schroeder (the "Schroeder Agreement") providing for Mr. Schroeder to serve as our chief executive officer and president and chief executive officer of Nabriva US, effective as of the closing of the Acquisition. Prior to the closing of the Acquisition, Mr. Schroeder served as president, chief executive officer and director of Zavante.

        Pursuant to the Schroeder Agreement, Mr. Schroeder will receive an annual base salary of $530,000 and be eligible to receive an annual performance bonus targeted at 50% of his annual base salary, with the actual amount of such bonus, if any, to be determined by the board. For 2018, Mr. Schroeder's bonus will be pro-rated to reflect his 2018 service to Nabriva US. Mr. Schroeder will also be entitled to participate in our employee benefit plans, subject to the terms and conditions of such plans. Pursuant to the Schroeder Agreement, the board also approved the grant to Mr. Schroeder, effective as of the first business day immediately following the Commencement Date (the "Grant Date"), of a non-statutory stock option to purchase 850,000 of our ordinary shares at an exercise price per share equal to the closing price per share of our ordinary shares on the Nasdaq Global Market on the Grant Date. The option award will have a ten-year term and will vest over a four-year period, with 25% of the shares underlying the award vesting on the first anniversary of the Commencement Date and the remaining 75% of the shares underlying the option award to vest monthly over the subsequent 36-month period. In addition, the board approved the grant to Mr. Schroeder, effective as of the Grant Date, of 150,000 performance-based restricted share units (the "Schroeder PRSUs"). The Schroeder PRSUs will vest as follows: 50% of the Schroeder PRSUs will vest upon board certification of the receipt of FDA approval of a new drug application for each of (x) lefamulin and (y) CONTEPO for any indication, and 50% of the Schroeder PRSUs will vest on the first anniversary of such board certification, provided, in each case, that Mr. Schroeder is performing services to Nabriva US on the applicable vesting dates. If the FDA does not approve an NDA for both lefamulin and CONTEPO by January 31, 2020, the Schroeder PRSUs award will terminate in full. The Schroeder Agreement also contains provisions, among others, relating to termination, change of control, nondisclosure, nonsolication and indemnification.

        Pursuant to the Schroeder Agreement, Mr. Schroeder was also appointed to our board effective immediately following our 2018 Annual General Meeting of Shareholders held on August 1, 2018, and to the board of directors of Nabriva US and Nabriva Therapeutics Ireland DAC effective as of July 24, 2018. As an employee of Nabriva US, Mr. Schroeder will not receive any additional compensation for his service as a director of these entities.

        In connection with the closing of the Acquisition, in respect of Mr. Schroeder's capacity as a former Zavante security holder, we issued 60,741 of the Upfront Shares to the Schroeder Living Trust, of which Mr. Schroeder is the trustee. The Schroeder Living Trust is also entitled to receive an additional 6,749 ordinary shares upon the issuance of the Holdback Shares and a pro rata portion of any Milestone Payments.

Receipt of Shares by Former Zavante Security Holders

        The former security holders of Zavante, including the Schroeder Living Trust, also have an interest in Proposal 1 insofar as approval of the proposal would enable them to be paid any Milestone Payments that may become payable under the Merger Agreement in our ordinary shares. We agreed in the Merger Agreement to provide registration rights with respect to the registration for resale of any ordinary shares that may be issued in satisfaction of our Milestone Payment obligations under the Merger Agreement.

        In connection with the signing of the Merger Agreement, certain former Zavante security holders entered into an agreement with Zavante and us on July 23, 2018 (the "Support Agreement") agreeing, among other things, to cause any Upfront Shares received by them to abstain from voting on the Milestone Share Approval and to vote any other of our ordinary shares held by them in favor of the Milestone Share Approval. In addition, following the signing of the Merger Agreement, each Zavante security holder receiving Upfront Shares that was not already a party to the Support Agreement entered into a separate investment agreement with us in which such Zavante security holder agreed, among other things, to cause any Upfront Shares received by it to abstain from voting on the Milestone Share Approval and to vote any other of our ordinary shares held by it in favor of the Milestone Share Approval.

Vote Required for Approval; No Dissenters' Rights

        The affirmative vote of the holders of our ordinary shares representing a majority of the total votes cast on this matter in person or by proxy at the EGM will be required to approve, in accordance with applicable rules of the Nasdaq Global Market, the issuance of our ordinary shares in settlement of potential Milestone Payment obligations that may become payable by us in the future to former Zavante security holders pursuant to the Merger Agreement. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether this Proposal 1 is approved. Holders of our ordinary shares will not have any dissenters' rights of appraisal in connection with this Proposal 1.

OUR BOARD OF DIRECTORS BELIEVES THAT THE ABILITY TO ALLOT AND ISSUE OUR ORDINARY SHARES IN SETTLEMENT OF POTENTIAL MILESTONE PAYMENT OBLIGATIONS IS IN THE BEST INTERESTS OF THE COMPANY AND OUR SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE FOR THE APPROVAL, IN ACCORDANCE WITH APPLICABLE RULES OF THE NASDAQ GLOBAL MARKET, OF THE ALLOTMENT AND ISSUANCE OF OUR ORDINARY SHARES IN SETTLEMENT OF POTENTIAL MILESTONE PAYMENT OBLIGATIONS THAT MAY BECOME PAYABLE BY US IN THE FUTURE TO FORMER ZAVANTE SECURITY HOLDERS PURSUANT TO THE MERGER AGREEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of August 31, 2018 by:

  •
  each of our directors;

  •
  each of our "named executive officers";

  •
  all of our directors and executive officers as a group; and

  •
  each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our ordinary shares.

        The percentages in the columns entitled "Percentage of Shares Beneficially Owned" are based on a total of 66,484,159 ordinary shares outstanding as of August 31, 2018.

        Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our ordinary shares. Our ordinary shares subject to options that are currently exercisable or exercisable within 60 days of August 31, 2018 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the ordinary shares beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Nabriva Therapeutics plc, 25-28 North Wall Quay, Dublin 1, Ireland.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers:
Daniel Burgess(1)	70,789	*	%
Theodore Schroeder(2)	60,741	*	%
George H. Talbot(3)	100,340	*	%
Mark Corrigan(4)	34,789	*	%
Stephen Webster(5)	42,789	*	%
Charles A. Rowland, Jr.(6)	33,200	*	%
Carrie Bourdow(7)	18,517	*	%
Colin Broom(8)	702,668	1.05%
Steven Gelone(9)	185,387	*	%
Gary Sender(10)	106,933	*	%
Elyse Seltzer(11)	162,591	*	%
All current directors and executive officers as a group (13 individuals)(12)	1,452,247	2.15%
5% Shareholders:
Entities affiliated with Vivo(13)	6,619,190	9.96%
Wellington Management Company, LLP(14)	5,031,676	7.57%
Longitude Venture Partners II, L.P.(15)	4,012,375	6.04%
OrbiMed Private Investments V, L.P.(16)	3,919,600	5.90%

*
Less than one percent.

(1)
Consists of (i) 36,000 ordinary shares (ii) 34,789 ordinary shares issuable upon exercise of stock options within 60 days of August 31, 2018.

(2)
Consists of 60,741 ordinary shares held by Schroeder Living Trust.

(3)
Consists of (i) 47,640 ordinary shares and (ii) 52,700 ordinary shares issuable upon exercise of stock options within 60 days of August 31, 2018.

(4)
Consists of 34,789 ordinary shares issuable upon exercise of stock options within 60 days of August 31, 2018.

(5)
Consists of (i) 8,000 ordinary shares and (ii) 34,789 ordinary shares issuable upon exercise of stock options within 60 days of August 31, 2018.

(6)
Consists of 33,200 ordinary shares issuable upon exercise of stock options within 60 days of August 31, 2018.

(7)
Consists of 18,517 ordinary shares issuable upon exercise of stock options within 60 days of August 31, 2018.

(8)
Consists of (i) 102,151 ordinary shares directly owned by Dr. Broom, (ii) 72,849 ordinary shares held by the Colin Broom Grantor Trusts I and II, and (iii) 527,668 ordinary shares issuable upon exercise of stock options within 60 days of August 31, 2018.

(9)
Consists of (i) 22,740 ordinary shares and (ii) 162,647 ordinary shares issuable upon exercise of stock options within 60 days of August 31, 2018.

(10)
Consists of (i) 6,200 ordinary shares and (ii) 100,733 ordinary shares issuable upon exercise of stock options within 60 days of August 31, 2018.

(11)
Consists of (i) 2,400 ordinary shares and (ii) 160,191 ordinary shares issuable upon exercise of stock options within 60 days of August 31, 2018. Dr. Seltzer resigned from her position as chief medical officer effective as of September 30, 2017.

(12)
Consists of (i) 375,540 ordinary shares and (ii) 1,076,707 ordinary shares issuable upon exercise of stock options within 60 days of August 31, 2018. Such amounts include 19,219 ordinary shares held by executive officers not listed in the table above.

(13)
Based solely upon Schedule 13G filed on August 6, 2018, which sets forth beneficial ownership as of July 27, 2017 for Vivo Capital VIII, LLC and Vivo Opportunity, LLC. 4,218,777 ordinary shares are held by Vivo Hong Kong VIII Co., Limited, a wholly owned subsidiary of Vivo Capital Fund VIII, L.P. and 582,556 ordinary shares held by Vivo Hong Kong VIII Surplus Co., Limited, a wholly owned subsidiary of Vivo Capital Surplus Fund VIII, L.P. Vivo Capital VIII, LLC is the general partner of both Vivo Capital Fund VIII, L.P. and Vivo Capital Surplus Fund VIII, L.P. The voting members of Vivo Capital VIII, LLC are Frank Kung, Albert Cha, Edgar Engleman, Chen Yu and Shan Fu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. 1,817,857 ordinary shares are held by Vivo Opportunity Fund, L.P. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund, L.P. The voting members of Vivo Opportunity, LLC are Frank Kung, Albert Cha, Shan Fu, Gaurav Aggarwal and Michael Chang, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. The address for these entities is 505 Hamilton Avenue, Suite 207, Palo Alto, California 94301.

(14)
Based solely upon Schedule 13G filed on August 10, 2018, which sets forth beneficial ownership as of July 31, 2018 for Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP. The ordinary shares are owned of record by clients of Wellington Management Company LLP, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd, Wellington Management Hong Kong Ltd, Wellington Management International Ltd, Wellington Management Japan Pte Ltd and Wellington Management Australia Pty Ltd (collectively, the "Wellington

  Investment Advisers"). No such client is known to have the right to receive, or the power to direct the receipt of, dividends from, or proceeds from the sale of, more than five percent of the outstanding ordinary shares of the Company. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP. The address for Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210.

(15)
Based solely upon Schedule 13G filed on August 7, 2018, which sets forth beneficial ownership as of July 31, 2018 for Longitude Venture Partners II, L.P. ("LVPII"), Longitude Capital Partners II, LLC ("LCPII"), Juliet Tammenoms Bakker and Patrick G. Enright. The ordinary shares are owned of record by LVPII. LCPII is the sole general partner of LVPII, and Ms. Bakker and Mr. Enright are managing members of LCPII. The address for these entities and persons is 2740 Sand Hill Road, Second Floor, Menlo Park, California 94025.

(16)
Based solely upon the Schedule 13D filed on January 26, 2018, which sets forth beneficial ownership as of January 24, 2018 for OrbiMed Private Investments V-NB B.V. ("OPI V-NB") and OrbiMed Private Investments V, L.P. ("OPI V"). OrbiMed Private Investments V Cooperatief U.A. ("Cooperatief"), is the sole stockholder of OPI V-NB. OPI V, is the majority member of Cooperatief, and OrbiMed Capital GP V LLC ("GP V"), is the sole general partner of OPI V. OrbiMed Advisors LLC, or OrbiMed Advisors, is the managing member of GP V. GP V and OrbiMed Advisors may be deemed to have beneficial ownership of the shares held by OPI V and OPI V-NB. OrbiMed Advisors exercises its investment and voting power with respect to the shares held by OPI V-NB and OPI V through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of such shares. Each of GP V and OrbiMed Advisors disclaims beneficial ownership of the shares held by OPI V and OPI V-NB except to the extent of its or his pecuniary interest therein, if any. The address for these entities is 601 Lexington Avenue, 54th floor, New York, New York 10022.

OTHER MATTERS

        Our board of directors does not know of any other matters that may come before the EGM. However, if any other matters are properly presented to the EGM, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

Solicitation of Proxies

        This proxy is solicited on behalf of our board of directors.    We will bear the expenses connected with this proxy solicitation. We expect to pay banks, brokers and other nominees their reasonable expenses for forwarding proxy materials and annual reports to principals and obtaining their voting instructions. In addition to the use of the mails, our directors, officers and employees may, without additional remuneration, solicit proxies in person or by use of other communications media.

Householding of Annual and Extraordinary Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our proxy statement or Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in the same household. We will promptly deliver a separate copy of any such document to any shareholder upon request submitted in writing to us at Nabriva Therapeutics plc, 25-28 North Wall Quay, Dublin 1, Ireland, Attention: Investor Relations, or by calling (610) 816-6640. Any shareholder who wants to receive separate copies of the proxy statement, annual report or Notice of Internet Availability of Proxy Materials in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact us at the above address and phone number.

Deadline for Submission of Shareholder Proposals for 2019 Annual General Meeting of Shareholders

        Proposals of shareholders intended to be presented at our 2019 Annual General Meeting pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us at our offices at 25-28 North Wall Quay, Dublin 1, Ireland, Attention: Secretary, no later than February 19, 2019, in order to be included in the proxy statement and proxy card relating to that meeting.

        In addition, shareholders who intend to present matters for action at our 2019 Annual General Meeting or nominate directors for election to our board of directors (other than pursuant to Rule 14a-8) must comply with the requirements set forth in our memorandum and articles of association. For such matters under our memorandum and articles of association, proper written notice must be received by the Secretary at our registered office at the address noted above, no earlier than February 19, 2019 and no later than March 21, 2019; except if the date of the 2019 Annual General Meeting is changed by more than thirty (30) days from the first anniversary date of the 2018 Annual General Meeting, the shareholder's notice must be so received not earlier than one hundred and twenty (120) days prior to such annual general meeting and not later than the close of business on the later of (i) the 90th day prior to such annual general meeting or (ii) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made.

Where You Can Find More Information

        We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.nabriva.com. Our website is not a part of this proxy statement and is not incorporated by reference in this proxy statement. You may also read and copy any document we file at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

Incorporation by Reference

        The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this proxy statement is considered to be part of this proxy statement. Because we are incorporating by reference future filings with the SEC, this proxy statement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this proxy statement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this proxy statement or in any document previously incorporated by reference herein or therein have been modified or superseded. This proxy statement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the EGM has occurred:

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (File No. 001-37558);

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  our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018 (File No. 001-37558);

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  our Current Reports on Form 8-K filed on July 25, 2018, as amended on September 10, 2018, August 1, 2018 and August 7, 2018 (File No. 001-37558); and

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  the description of our ordinary shares included under the caption "Description of the Ordinary Shares" in the prospectus dated May 23, 2017, which was filed on May 23, 2017 and is part of the Registration Statement on Form S-4 originally filed with the SEC on April 14, 2017 (Registration No. 333-217315), including any amendments or supplements thereto.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Nabriva Therapeutics plc
Attention: Investor Relations
1000 Continental Drive, Suite 600
King of Prussia, PA 19406
(610) 816-6640

Important Notice of the Internet Availability of Proxy Materials for the
Extraordinary General Meeting:

This proxy statement, our 2017 annual report to shareholders, our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Current Report on Form 8-K relating to the Zavante Acquisition dated July 25, 2018, as amended on September 10, 2018 are available at www.envisionreports.com/nbrv.

. Admission Ticket C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on October 31, 2018. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/NBRV • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proposals — The Board of Directors recommends a vote FOR Proposal 1. For Against Abstain 1. To approve, in accordance with applicable rules of the Nasdaq Global Market, the allotment and issuance of our ordinary shares in settlement of potential milestone payment obligations that may become payable by us in the future to former security holders of Zavante Therapeutics, Inc. (“Zavante”), which we acquired on July 24, 2018, pursuant to our Agreement and Plan of Merger, dated as of July 23, 2018, with Zavante. 2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Extraordinary General Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 3 8 9 8 0 6 1 02WRYE C B A Extraordinary General Meeting Proxy Card1234 5678 9012 345 X IMPORTANT EXTRAORDINARY GENERAL MEETING INFORMATION

. Extraordinary General Meeting Admission Ticket Extraordinary General Meeting of Nabriva Therapeutics plc Shareholders October 31, 2018 3:00 p.m. Irish Time 25-28 North Wall Quay Dublin 1, Ireland Upon arrival, please present this admission ticket and photo identification at the registration desk. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Nabriva Therapeutics plc Notice of Extraordinary General Meeting of Shareholders October 31, 2018 3:00 p.m. Irish Time Nabriva Therapeutics plc 25-28 North Wall Quay Dublin 1, Ireland This proxy is solicited by the Board of Directors Gary Sender and Robert Crotty, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Extraordinary General Meeting of Shareholders of Nabriva Therapeutics plc to be held on October 31, 2018 or at any postponement or adjournment thereof. A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Extraordinary General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Gary Sender and Robert Crotty, please contact our Company Secretary and also note that your nominated proxy must attend the Extraordinary General Meeting in person in order for your votes to be cast. Shares represented by this proxy will be voted in the manner directed by the shareholder. If no such direction is indicated, the Proxies will have authority to vote FOR Proposal 1. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)